Exhibit 107.1

Calculation of Filing Fee Table

424B5

(Form Type)

Li Auto Inc.

(Exact Name of Registrant as Specified in Its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to Be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, par value US$0.0001 per share(1)	Rule 456(b) and Rule 457(r)	—	—	US$	2,000,000,000	US$	0.0000927	US$	185,400
Fees Previously Paid	—	—	—	—	—	—				—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—						—	—	—	—

	Total Offering Amounts					US$	2,000,000,000			US$	185,400
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									US$	185,400

(1)        American depositary shares issuable upon deposit of Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-240079). Each American depositary share represents two Class A ordinary shares.